                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             Registration Statement
                                      under
                           The Securities Act of 1933

                         ------------------------------

                              CSS INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                       13-1920657
--------------------------------            -----------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

1845 Walnut Street, Philadelphia, PA                                    19103
----------------------------------------                             -----------
(Address of Principal Executive Offices)                              (Zip Code)

                        1994 Equity Compensation Plan
                         ------------------------------
                           (Full title of the plan)

                          Stephen V. Dubin, Esquire
                             CSS Industries, Inc.
                         ------------------------------
                              1845 Walnut Street
                            Philadelphia, PA 19103
                   (Name and address of agent for service)

                                (215) 569-9900
                         ------------------------------
          (Telephone number, including area code, of agent for service

                                   Copies to:
                              Alan Singer, Esquire
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                      Philadelphia, Pennsylvania 19103-2921
                                 (215) 963-5000

                         CALCULATION OF REGISTRATION FEE

                                                              Proposed                Proposed
                                                              maximum                 maximum
                                    Amount                    offering                aggregate
Title of securities                 to be                     price per               offering             Amount of
to be registered                    registered(1)             share                   price                registration fee
-------------------                 -------------             ---------               --------------       -----------------
Common Stock, $.10                  1,000,000                 $      (2)              $35,156,185(2)       $3,234
par value

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Calculated pursuant to Rule 457(c) and (h) under the Securities Act, based upon the price at which outstanding options may be exercised (108,500 shares at $25.05, 26,000 shares at $32.51 and 30,500 shares at $36.30) or, for 835,000 shares where such price is not known and with respect to other types of issuances that may be made under the plan, the average of the high and low prices of CSS Industries, Inc.'s Common Stock, as reported on the New York Stock Exchange, of $36.51 per share on October 23, 2002.

                                     PART II
                                     -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3. Incorporation of Documents by Reference.

         The following documents filed by CSS Industries, Inc. (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 are incorporated in this registration statement by reference:

         1. Our Current Report on Form 8-K dated October 18, 2002 and filed on October 23, 2002.

         2. Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002 filed on August 14, 2002.

         3. Our Annual Report on Form 10-K for the fiscal year ended March 31, 2002, as amended by Form 10-K/A filed on May 31, 2002.

         4. Our Current Report on Form 8-K dated July 3, 2002 and filed on July 10, 2002.

         5. Our Current Report on Form 8-K dated June 24, 2002 and filed on June 25, 2002.

         6. Our Current Report on Form 8-K dated March 27, 2002 and filed on March 28, 2002.

         7. Our Current Report on Form 8-K dated May 21, 2002 and filed on May 28, 2002, as amended by Forms 8-K/A filed on June 12, 2002 and June 20, 2002.

         8. The description of our shares of Common Stock, $.10 par value, contained in the Registration Statement on Form 8-A that we filed with the Securities and Exchange Commission on June 7, 1993 to register those securities under the Securities Exchange Act of 1934.

         All documents that we file pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded will not be deemed to constitute a part hereof except as so modified or superseded.

         Our consolidated balance sheet as of March 31, 2002 and 2001 and the related consolidated statements of operations, comprehensive income, cash flows and stockholder's equity for the years ended March 31, 2002, December 31, 2000 and 1999, and the three month period ended March 31, 2001, included in our annual report on Form 10-K/A for the fiscal year ended March 31, 2002, have been incorporated by reference in this registration statement in reliance upon the report of Arthur Andersen LLP ("Andersen"), independent public accountants, incorporated by reference herein, and upon the authority of said firm as experts in giving such report. After reasonable efforts, we have been unable to obtain Andersen's consent to the incorporation by reference into this registration statement of its report with respect to the financial statements referenced above. Therefore, pursuant to Rule 437a under the Securities Act of 1933, as amended (the "Securities Act") we have dispensed with the requirement to file a written consent from Andersen. The absence of such consent may limit recovery by investors on certain claims. In particular, and without limitation, investors may not be able to assert claims against Andersen under Section 11 of the Securities Act. In addition, the ability of Andersen to satisfy any claims (including claims arising from Andersen's provision of auditing and other services to us) may be limited as a practical matter due to recent events regarding Andersen.

         On May 21, 2002, our Board of Directors, upon the recommendation of the Audit Committee, decided to dismiss Andersen as our independent public accountants, effective June 11, 2002. Andersen's reports on our consolidated financial statements referenced above did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During each of the periods covered by the financial statements referenced above and through the date of Andersen's dismissal, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on our consolidated financial statements referenced above. On July 3, 2002, we appointed KPMG LLP to replace Andersen as our independent public accountants.

Item 4.  Description of Securities.
         --------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

         Under Section 145 of the Delaware General Corporation Law (the "DGCL"), a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision. Section 145 of the DGCL also permits us to purchase and maintain insurance on behalf of any person who is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another entity, against liability asserted against such person and incurred by such person in any such capacity or airing out of his status as such.

         Our Restated Certificate of Incorporation, as amended, provides that a director shall not be liable to us for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

         Article VI of our Bylaws provides that we will indemnify any person who is or was our director, officer or employee against any and all liability and reasonable expense that may be incurred by such person in connection with or resulting from any claim, action, suit or other proceeding, civil, criminal or administrative, including any appeal relating thereto, in which such person may become involved, as a party or otherwise, by reason of such person being or having been our director, officer or employee.

         We have purchased directors and officers liability insurance.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------

         Not applicable.

Item 8.  Exhibits.
         ---------

         The following Exhibits are filed as part of this Registration
Statement:

         4     1994 Equity Compensation Plan

         5.1   Opinion of Morgan, Lewis & Bockius LLP

         23.2  Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1)

         24 Power of Attorney (contained on signature page of this Registration Statement)

Item 9.  Undertakings.
         -------------

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania on this 24th day of October, 2002.

                                          CSS Industries, Inc.


                                          By: /s/ Stephen V. Dubin
                                          --------------------------------------
                                          Stephen V. Dubin
                                          Executive Vice President and Secretary

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen V. Dubin his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                 Title                               Date
---------                                 -----                               ----
/s/ David J. M. Erskine                   President and Chief Executive       October 24, 2002
---------------------------               Officer (principal executive
David J. M. Erskine                       officer)



/s/ Clifford E. Pietrafitta               Vice President - Finance and        October 24, 2002
------------------------------------      Chief Financial Officer
Clifford E. Pietrafitta                   (principal financial and
                                          accounting officer)

/s/ James H. Bromley                      Director                            October 24, 2002
------------------------------------
James H. Bromley


/s/ Stephen V. Dubin                      Director                            October 24, 2002
------------------------------------
Stephen V. Dubin


/s/ David J. M. Erskine                   Director                            October 24, 2002
---------------------------
David J. M. Erskine


/s/ Jack Farber                           Director                            October 24, 2002
------------------------------------
Jack Farber


/s/ Leonard E. Grossman                   Director                            October 24, 2002
---------------------------
Leonard E. Grossman


/s/ James E. Ksansnak                     Director                            October 24, 2002
------------------------------------
James E. Ksansnak


/s/ Michael L. Sanyour                    Director                            October 24, 2002
---------------------------
Michael L. Sanyour


                              CSS INDUSTRIES, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.
-----------

4        1994 Equity Compensation Plan

5.1      Opinion of Morgan, Lewis & Bockius LLP

23.2     Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1)

24       Power of Attorney (contained on signature page of this Registration
         Statement)